YOUR VOTE IS CRITICAL!

PROXY MEETING ADJOURNED TO MAY 30, 2013

IMPORTANT NOTICE REGARDING YOUR INVESTMENT IN

Roxbury Small-Cap Growth Fund

We are writing to follow-up on proxy materials that were previously mailed to you regarding the Special Meeting of Shareholders that was scheduled for April 30, 2013 and to notify you that the Special Meeting has been adjourned to May 30, 2013. Our records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow your Fund to obtain a sufficient number of votes to hold the adjourned meeting as scheduled.

If you have any questions or would like to vote, please call the number listed below:

1-877-705-9707

Your vote is important no matter the size of your fund holdings. Please vote promptly so your vote can be received prior to the May 30, 2013 adjourned Special Meeting of Shareholders.

The Funds have made it very easy for you to vote. Choose one of the following methods:

VOTE ONLINE	VOTE BY MAIL	VOTE BY PHONE
Visit the Website noted on your proxy card and enter the control number that appears on the proxy card. Follow the on-screen prompts to vote.	Return the executed proxy card in the postage paid envelope provided so that it is received by May 29, 2013 (the day prior to the meeting).	To speak with a live proxy specialist call the toll-free number above, Monday through Friday, 9am – 9pm, Eastern time.
OR Call the toll-free touch-tone number listed on your proxy card. Have your proxy card with the control number available. Follow the touch-tone prompts to vote.

THANK YOU FOR VOTING

NOBO

YOUR VOTE IS CRITICAL!

PROXY MEETING ADJOURNED TO MAY 30, 2013

IMPORTANT NOTICE REGARDING YOUR INVESTMENT IN

Roxbury Small-Cap Growth Fund

We are writing to follow-up on proxy materials that were previously mailed to you regarding the Special Meeting of Shareholders that was scheduled for April 30, 2013 and to notify you that the Special Meeting has been adjourned to May 30, 2013. Our records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow your Fund to obtain a sufficient number of votes to hold the adjourned meeting as scheduled.

Your vote is important no matter the size of your fund holdings. Please vote promptly so your vote can be received prior to the May 30, 2013 adjourned Special Meeting of Shareholders.

The Funds have made it very easy for you to vote. Choose one of the following methods:

VOTE ONLINE	VOTE BY MAIL	VOTE BY PHONE
Visit the Website noted on your proxy card and enter the control number that appears on the proxy card. Follow the on-screen prompts to vote.	Return the executed proxy card in the postage paid envelope provided so that it is received by May 29, 2013 (the day prior to the meeting).	Call the toll-free touch-tone number listed on your proxy card. Have your proxy card with the control number available. Follow the touch-tone prompts to vote.

THANK YOU FOR VOTING

OBO